EXHIBIT 32.1

Section 1350 Certification

(Chief Executive Officer)

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Calpian, Inc. (the “Company”) on Form 10-Q/A for the period ending September 30, 2013, as filed with the Securities and Exchange Commission on November 14, 2013, (the “Report”), I, Harold H. Montgomery, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Harold H. Montgomery

Harold H. Montgomery

Chief Executive Officer

December 3, 2013